Exhibit 4.1



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                                    AGREEMENT



                                 by and between



                             UNITED STATIONERS INC.

                                       and

                                BANKBOSTON, N.A.,

                                 as Rights Agent





                                 ---------------





                                   Dated as of

                                  July 27, 1999



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                                TABLE OF CONTENTS
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                                                                                                               PAGE

Section 1.         Certain Definitions...........................................................................2

Section 2.         Appointment of Rights Agent...................................................................9

Section 3.         Issuance of Right Certificates...............................................................10

Section 4.         Form of Right Certificates...................................................................13

Section 5.         Countersignature and Registration............................................................13

Section 6.         Transfer, Split Up, Combination and Exchange of Right Certificates;
                   Mutilated, Destroyed, Lost or Stolen Right Certificates......................................15

Section 7.         Exercise of Rights; Exercise Price; Expiration Date of Rights................................16

Section 8.         Cancellation and Destruction of Right Certificates...........................................20

Section 9.         Reservation and Availability of Shares of Preferred Stock....................................21

Section 10.        Preferred Stock Record Date..................................................................23

Section 11.        Adjustment of Exercise Price or Number of Shares.............................................24

Section 12.        Certification of Adjusted Exercise Price or Number of Shares.................................34

Section 13.        Consolidation, Merger or Sale or Transfer of Assets or Earning Power.........................34

Section 14.        Fractional Rights and Fractional Shares......................................................41

Section 15.        Rights of Action.............................................................................43

Section 16.        Agreement of Right Holders...................................................................43

Section 17.        Right Certificate Holder Not Deemed a Stockholder............................................44

Section 18.        Concerning the Rights Agent..................................................................45

Section 19.        Merger or Consolidation of, or Change in Name of, the Rights Agent...........................46

Section 20.        Duties of Rights Agent.......................................................................47

Section 21.        Change of Rights Agent.......................................................................50

Section 22.        Issuance of New Right Certificates...........................................................52

Section 23.        Redemption...................................................................................53

Section 24.        Notice of Proposed Actions...................................................................54

Section 25.        Notices......................................................................................56

Section 26.        Supplements and Amendments...................................................................57

Section 27.        Exchange.....................................................................................57

Section 28.        Successors...................................................................................60

Section 29.        Benefits of this Agreement...................................................................60

Section 30.        Delaware Contract............................................................................60

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

                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                                                                               PAGE

Section 31.        Counterparts.................................................................................60

Section 32.        Descriptive Headings.........................................................................60

Section 33.        Severability.................................................................................61

Section 34.        Determinations And Actions By The Board Of Directors.........................................61



Exhibit A         --.......Summary of Rights

Exhibit B         --.......Form of Right Certificate

Exhibit C         --       Form of Certificate of Designations
                           of Series A Junior Preferred Stock

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                                    AGREEMENT


                  Agreement, dated as of July 27, 1999, by and between United
Stationers Inc., a Delaware corporation (the "Company"), and BANKBOSTON, N.A., a national banking association (the "Rights Agent").

                              W I T N E S S E T H :

                  WHEREAS, on July 27, 1999, the Board of Directors of the
Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.10 par value per share, of the Company outstanding as of the close of business on August 16, 1999 (the
"Record Date"), each such Right representing the right to purchase one one-thousandth of a share of Series A Junior Preferred Stock of the Company
("Preferred Stock") having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit C authorized by the Board of Directors on July 27, 1999, upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, the Board of Directors of the Company further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Distribution Date, the Expiration Date or the Final
Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

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                  NOW, THEREFORE, in consideration of the premises and the
mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this
Agreement, the following terms shall have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided, that, an Acquiring Person shall not include
(i) an Exempt Person (as such term is hereinafter defined) or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring
Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause
(ii), such Person nonetheless shall become an Acquiring Person in the event such Person (together with all Affiliates and Associates of such Person)

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thereafter acquires Beneficial Ownership of an additional 1% of the Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or
(B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

                  (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange
Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Agreement.

                  (c) "Associate" of a Person shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% ownership interest therein, (iv) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 15% or greater interest as a

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beneficiary in the income from or principal of such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (vii) any Affiliate of such Person.

                  (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities (and correlative terms shall have correlative meanings):

                         (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

                         (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether

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                  or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own,"
                  any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent
                  solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and
                  (2) is not at the time reportable by such Person on a Schedule
                  13D or Schedule 13G report under the Exchange Act (or any
                  comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person;
                  or

                         (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company.

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                  Notwithstanding anything in this paragraph (d) to the
contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00
P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding
Business Day.

                  (g) "Common Stock" when used with reference to the Company shall collectively mean the Common Stock, $0.10 par value, of the Company.
"Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Common
Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

                  (h) "Distribution Date" shall have the meaning set forth in
Section 3(b) hereof.

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                  (i) "Exchange Act" shall have the meaning set forth in Section
1(b) hereof.

                  (j) "Exchange Consideration" shall have the meaning set forth in Section 27 hereof.

                  (k) "Exempt Person" shall mean (i) the Company, (ii) any
Subsidiary of the Company, or (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan.

                  (l) "Exercise Price" shall have the meaning set forth in
Section 4 hereof.

                  (m) "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                  (n) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

                  (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                  (p) "Person" shall mean any individual, firm, corporation or other entity.

                  (q) "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                  (r) "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

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                  (s) "Right Certificate" shall have the meaning set forth in
Section 3(d) hereof.

                  (t) "Spread" shall mean the excess of (1) the value of the shares of Preferred Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) over (2) the Exercise Price in effect at the time of determination of the Spread.

                  (u) "Stock Acquisition Date" shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.

                  (v) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

                  (w) "Summary of Rights" shall have the meaning set forth in
Section 3(a) hereof.

                  (x) "Trading Day" shall have the meaning set forth in Section
11(b) hereof.

                  (y) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory

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authority in respect of any transfer of any security, instrument or right, including the Rights, shares of the Common Stock and shares of the Preferred
Stock.

                  (z) "Voting Stock" shall mean (i) the Common Stock of the
Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors of the Company or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by a majority of the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The
Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights
Agent. The Rights Agent shall have no duty to

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supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

                  Section 3. Issuance of Right Certificates.

                  (a) On the Record Date (or as soon as practicable thereafter), the Company or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

                  (b) Until the close of business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth
Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt
Person) to commence, a tender or exchange offer upon the successful consummation of which such Person would be the Beneficial Owner of 15% or more of the then outstanding shares of Voting Stock of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock (together with, in the case of certificates for Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be

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transferable only simultaneously and together with the transfer of a share of
Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

                  (c) Rights shall be issued in respect of all shares of Common
Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date.
Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration
Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                  This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between United
         Stationers Inc. and BANKBOSTON, N.A. (the "Rights Agent"), dated as of
         July 27, 1999, as it may be amended from time to time (the
         "Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of United Stationers Inc. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. United Stationers
         Inc. shall mail to the registered holder of this certificate a copy of the Agreement without charge within five (5) days after receipt of a written request therefor. As provided in Section 7(e) of the Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Agreement) or any subsequent holder of such Rights shall be null and void and may not be exercised by or transferred to any Person.

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                  With respect to such certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

                  Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

                  (d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common
Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of

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the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

                  Section 4. Form of Right Certificates. The Right Certificates
(and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share (including fractional shares which are integral multiples of one-thousandth of a share) of Preferred Stock as shall be set forth thereon at the price per one one-thousandth of a share of Preferred Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the "Exercise Price").

                  Section 5. Countersignature and Registration.

                  (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof

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which shall be attested by the Secretary or an Assistant Secretary of the
Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right
Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any
Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder.
Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

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                  Section 6. Transfer, Split Up, Combination and Exchange of
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                  (a) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right
Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed.
Any registered holder desiring to split up, combine or exchange any Right
Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights
Agent shall countersign and deliver to the person entitled thereto a Right
Certificate or Right Certificates, as the case may be, as so requested. The
Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

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                  (b) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Expiration
Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right
Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall cause a new Right
Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

                  (a)The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed
(with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in the Commonwealth of Massachusetts, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i)
July 26, 2009 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as

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provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the "Expiration Date").

                  (b) The Exercise Price shall initially be one hundred dollars
($100) for each one one-thousandth (1/1,000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

                  (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent of the Exercise Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of

                                       17

fractional shares (other than fractions that are integral multiples of one one-thousandth of a share) in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of shares of Preferred Stock and other securities upon exercise of a Right for a reasonable period, not in excess of ninety (90) days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Act"), and any applicable securities law of any other jurisdiction, the shares of Preferred Stock or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this
Section 7(c) shall relieve the Company of its obligations under Section 9(d) hereof. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

                  (e) Notwithstanding any provision of this Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person),
(y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to
Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Affiliate or

Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Reservation and Availability of Shares of Preferred Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

                  (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (d) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for Preferred Stock, and (b) the earlier of the Expiration Date and the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Act (if required) shall have been declared effective.

                  (e) The Company covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

                  Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or
         (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of one one-thousandth of a share of Preferred Stock issuable upon the Exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of one one-thousandth of a share of Preferred Stock issuable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the Exercise Price to be in effect after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be determined by multiplying the Exercise Price in effect immediately prior to such event by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 27 of this Agreement, in the event that any Person shall become an Acquiring Person, then, except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, such number of one one-thousandth of a share of Preferred Stock as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandth of a share of Preferred Stock for which a Right is then exercisable and dividing the product by (2) 50% of the Fair Market Value of one one-thousandth of a share of Preferred Stock (determined pursuant to Section 11(b) hereof) on the date of such occurrence.

                  (iii) In the event that the Company does not have available sufficient authorized but unissued Preferred Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraph (ii), the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section 11(b). Subject to Section 23 hereof, any such election by the Board of Directors of the Company must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs.

                  (b For the purpose of this Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within thirty (30) Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market), or, if the securities are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange or Nasdaq market on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange or Nasdaq market, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange or Nasdaq market on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange or Nasdaq market, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

                  (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current per share Fair Market Value of the Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.


                  (d) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the shares of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants and the denominator of which shall be such current Fair Market Value of the shares of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (e) Unless the Company shall have exercised its election as provided in Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section (c) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to the adjustment pursuant to this Section 11(e) by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (f) The Company may elect on or after the date of any adjustment of the Exercise Price pursuant to Sections 11(c) and 11(d) to adjust the number of Rights in substitution for any adjustment pursuant to Section 11(e) in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(e), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.


                  (g) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be.

                  (h) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

                  (i) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

                  (j) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

                  (k) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(c), 11(d) 11(e), 11(f) and 11(j) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, 13, 23 or 27, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.


                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation, merger, sale or transfer; provided, however, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

                  (b) "Principal Party" shall mean

                           (i) in the case of any transaction described in (x)
                  or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                           (ii) in the case of any transaction described in (z)
                  of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such

                  Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (i) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses
                  (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

                  (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                           (i) prepare and file a registration statement under
                  the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                           (ii) use its best efforts to list (or continue the
                  listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ;

                           (iii) deliver to holders of the Rights historical
                  financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a); and

                           (iv) obtain waivers of any rights of first refusal or
                  preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

                  (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  (e) The Company covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (x) through (z) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

                  Section 14. Fractional Rights andFractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions that are integral multiples of one one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided, that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

                  (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock

(other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.


                  Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock

(together, as applicable, with the Summary of Rights), which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in Section 7(f) hereof), or to give or withhold consent to any corporate action (except as provided in Section 7(f) hereof), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees that the Rights Agent shall not under any circumstances be liable to anyone for any acts or omissions hereunder of the Rights Agent other than arising due to the Rights Agent's gross negligence, bad faith or willful misconduct.

                  (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                  Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right

Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or the Secretary or an Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or (b) an Affiliate controlled by a corporation described in clause
(a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Voting Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

                  Section 23. Redemption.

                  (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Stock Acquisition Date at a redemption price of $.001 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price").

                  (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth of a share) of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

                  (c) In the event the Company shall at any time after the date of this Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the Redemption Price shall be appropriately adjusted to reflect the foregoing.

                  Section 24. Notice of Proposed Actions.

                  (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its shares of Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                  (b) In case the event referred to in Section 11(a)(ii) shall occur, then the Company shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to each holder of a Right notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

                  Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                        United Stationers Inc.
                        2200 East Golf Road
                        Des Plaines, Illinois 60016-1267
                        Attn: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                        BANKBOSTON, N.A.
                        c/o Equiserve Limited Partnership
                        150 Royall Street
                        Canton, Massachusetts  02021
                        Attn:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 26. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this
Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided, that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.

                  Section 27. Exchange.

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such

Right a number of shares of Common Stock having an aggregate Fair Market
Value on the date such Person becomes an Acquiring Person equal to the Spread, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date such Person becomes an Acquiring Person (such amount per Right being hereinafter referred to as the "Exchange Consideration"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with
Section 13 and may not be exchanged pursuant to this Section 27(a).

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fractions thereof having an aggregate Fair Market Value equal to the Fair Market Value of one share of Common Stock as of the date any Person becomes an Acquiring Person.

                  (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

                  Section 28. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

                  Section 30. Delaware Contract. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 34. Determinations And Actions By The Board Of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                 UNITED STATIONERS INC.


                                 By:      /s/ Susan Maloney Meyer
                                    -----------------------------------
                                          Susan Maloney Meyer
                                          Vice President



                                 BANKBOSTON, N.A.


                                 By:      /s/ Katherine S. Anderson
                                    -----------------------------------
                                          Katherine S. Anderson
                                          Director, Client Services

                                                                       EXHIBIT A


                AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED
                TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED
                   BY ACQUIRING PERSONS OR THEIR AFFILIATES OR
                  ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE
                  RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF
                 SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT
                    BE EXERCISED OR TRANSFERRED TO ANY PERSON

                             UNITED STATIONERS INC.

                          SUMMARY OF RIGHTS TO PURCHASE
                         SERIES A JUNIOR PREFERRED STOCK


                  On July 27, 1999, the Board of Directors of United Stationers Inc. (the "Company") declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of Common Stock, par value $.10 per share (the "Common Stock"), of the Company. The distribution is payable as of August 16, 1999 to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-thousandth (1/1,000) of a share of preferred stock of the Company, designated as Series A Junior Preferred Stock (the "Preferred Stock") at a price of one hundred dollars ($100) per one-thousandth (1/1,000) of a share ("Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BANKBOSTON, N.A., as Rights Agent (the "Rights Agent").

                  As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights automatically will trade with the Common Stock.

                  The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of August 16, 1999, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring

Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding voting stock for or pursuant to the terms of any such plan, or (D) any person or group of affiliated or associated persons whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause
(i) or (ii)).

                  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after August 16, 1999 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 16, 1999, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 26, 2009, unless earlier redeemed or exchanged by the Company as described below.

                  The Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $0.001 per share or 1,000 times the cash dividends declared on the Company's Common Stock. In addition, the holders of the Preferred Stock are entitled to receive 1,000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment in an amount equal to the greater of $0.001 or 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

                  The number of shares of Preferred Stock issuable upon exercise of the Rights and Exercise Price of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

                  Unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a Person becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

                  In addition, unless the Rights are earlier redeemed or exchanged, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Preferred Stock having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for that number of shares of the Company's Common Stock having a fair market value on the first date such person or group became an Acquiring Person equal to the excess of (i) the value of the shares of Preferred Stock issuable upon the exercise of the Rights in the event of such acquisition over (ii) the exercise price of the Rights, in each case as adjusted.

                  Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-thousandth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one-thousandth of a share.

                  At any time prior to the time there has been a public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

                  Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated July 28, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

                                                                       EXHIBIT B


                           [Form of Right Certificate]


Certificate No. W-                                                 ______ Rights

         NOT EXERCISABLE AFTER JULY 26, 2009 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.001 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.



                                Right Certificate

                  This certifies that __________________________, , or its
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 27, 1999 (the "Rights Agreement") between United Stationers Inc., a Delaware corporation (the "Company"), and _____________________________, a banking corporation organized under the laws of the State of ___________ (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on July 26, 2009 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in Commonwealth of Massachusetts, one one-thousandth (1/1,000) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the

Company at a purchase price of one hundred dollars ($100), as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

                  As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right

Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.001 per Right.

                  No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of -------------, -----.

ATTEST:



-----------------------------                By:
Secretary                                       -----------------------------
                                             Title:
                                                   -----------------------------


Countersigned:

[Rights Agent]


By
  -----------------------------
     Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)


FOR VALUE RECEIVED ____________________________________

hereby sells, assigns and transfers unto ----------------------------

---------------------------------------------------------------------
                  (Please print name and address of transferee)

---------------------------------------------------------------------

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution. Dated:
________________, _____


                                         ---------------------------
                                         Signature

Signature Guaranteed:

                                   Certificate
                                   -----------


                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:  ____________, _____                          ---------------------------
                                                     Signature



                                     NOTICE
                                     ------

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if registered holder
                   desires to exercise the Right Certificate.)


TO _____________________:

                  The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number:
                            ----------------------------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
                            ----------------------------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated:  ________________, _____

                                   ---------------------------------------------
                                   Signature
                                   (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)


Signature Guaranteed:

                                                                       EXHIBIT C


                                     FORM OF
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                             UNITED STATIONERS INC.

                     Pursuant to Section 151 of the Delaware
                             General Corporation Law


                  I, Susan Maloney Meyer, the Vice President, General Counsel and Secretary of United Stationers Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on July 27, 1999 adopted the following resolution which creates a series of shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:

                  RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, a series of Preferred Stock of the Company be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 68,000.

                  Section 2.     Dividends and Distributions.

                  (A) Subject to the provisions for adjustment hereinafter set forth, and subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.10 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock, on the first day of each fiscal quarter of the Company (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $0.001 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                  (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

                  (D) Except as otherwise required by the Certificate of Incorporation or by law or set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4.     Certain Restrictions.

                  (A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                           (iii) except as permitted by subparagraph (iv) of
                  this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding
                  up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of July 27, 1999 between the Company and BANKBOSTON, N.A. as Rights Agent, as it may be amended from time to time, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $1,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after August 16, 1999 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.     Certain Reclassifications and Other Events.

                  (A) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock of the Company receive after August 16, 1999 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive

(i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market), or, if the shares are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange or Nasdaq market on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange or Nasdaq market on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange or Nasdaq market, on which the Nasdaq National Market or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                  Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9.     Effective Time of Adjustments.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

                  Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                  Section 12. Amendment. The provisions hereof and the Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 27th day of July, 1999.

                            By:
                               -------------------------------------------------
                            Name:    Susan Maloney Meyer
                            Title:   Vice President, General Counsel and
                                     Secretary

ATTEST:


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------